UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2011 (May 25, 2011)

CTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrants' Telephone Number, Including Area Code:     (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

CTS Corporation, an Indiana corporation (the “Company”), held its Annual Meeting of Shareholders on May 25, 2011 (the “Annual Meeting”).  At the Annual Meeting, all proposals were approved.  The proposals below are described in more detail in the Company’s definitive proxy statement filed April 19, 2011 for the Annual Meeting.  The final results were as follows:

a)	The following individuals were nominated in 2011 to serve until the next Annual Meeting of Shareholders in 2012. All nominees were elected. The results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Walter S. Catlow	28,668,368	1,155,358	2,011,674
Lawrence J. Ciancia	29,191,990	631,736	2,011,674
Thomas G. Cody	28,653,866	1,169,860	2,011,674
Patricia K. Collawn	25,336,459	4,487,267	2,011,674
Roger R. Hemminghaus	29,192,770	630,956	2,011,674
Michael A. Henning	28,658,757	1,164,969	2,011,674
Gordon Hunter	29,292,059	531,667	2,011,674
Vinod M. Khilnani	29,047,617	776,109	2,011,674
Diana M. Murphy	29,670,290	153,436	2,011,674
Robert A. Profusek	29,197,062	626,664	2,011,674

b)	The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results were as follows:

For	Against	Abstained	Broker Non-Vote
21,670,564	7,355,138	798,024	2,011,674

c)	The Company’s shareholders recommended, on an advisory basis, that the Company conduct future shareholder votes on named executive officer compensation annually. The results were as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Vote
22,267,059	26,637	2,862,355	4,667,675	2,011,674

Consistent with the greatest number of votes cast on this proposal, the Board of Directors of the Company has determined that the Company will hold an advisory vote on its named executive officer     compensation annually until the next required vote on frequency, which will be no later than the Annual Meeting of Shareholders in 2017.

d)	Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstained	Broker Non-Vote
31,740,900	61,862	32,638	------

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

           /s/ Anastacia S. Knapper
By:        Anastacia S. Knapper
General Counsel

Date:  May 27, 2011